1

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                           ---------------------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 27, 1999


                           AAMES FINANCIAL CORPORATION
             (Exact name of Registrant as Specified in Its Charter)


         DELAWARE                     0-19604                 95-340340
(State or Other Jurisdiction        (Commission             (IRS Employer
      of Incorporation)             File Number)          Identification No.)



                       350 South Grand Avenue, 52nd Floor
                          Los Angeles, California 90071
                    (Address of Principal Executive Offices)



                                 (323) 210-5000
              (Registrant's Telephone Number, Including Area Code)


                                       NA
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.     OTHER EVENTS

      Reference is made to the press release of Registrant issued on September 27, 1999 which contains information meeting the requirements of this Item 5 and is incorporated herein by this reference. A copy of the press release is attached to this Form 8-K as Exhibit 99.

CAUTIONARY STATEMENT AND RISK FACTORS

OUR SERIES C CONVERTIBLE PREFERRED STOCK HAS NOT BEEN APPROVED FOR LISTING ON THE NEW YORK STOCK EXCHANGE AND, AS A RESULT, IT WILL BE MORE DIFFICULT FOR HOLDERS OF SERIES C CONVERTIBLE PREFERRED STOCK TO DISPOSE OF THE SERIES C CONVERTIBLE PREFERRED STOCK.

      Our Series C Convertible Preferred Stock has not been approved for listing on the New York Stock Exchange. Therefore, trading in our Series C Convertible Preferred Stock will have to be conducted in the over-the-counter market. As a result, holders of our Series C Convertible Preferred Stock will find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, their shares of Series C Convertible Preferred Stock.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

      (c)   EXHIBITS

      99 Press release issued September 27, 1999.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AAMES FINANCIAL CORPORATION


Dated:  October 5, 1999             By:    /S/ DAVID A. SKLAR
                                           -----------------------------
                                           David A. Sklar
                                           Executive Vice
                                           President-Finance,
                                           Chief Financial Officer

                                  EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION OF EXHIBIT

     99                 Press release issued September 27, 1999